Exhibit (10.2)

OPERATION MORNING SUN AGREEMENT

between

National Center for Audio/Visual Education and Tengtu Culture &
Education Electronics Development Co. Ltd.

1.       Purposes

         1.1) To coordinate the contemporary distance learning project implemented by the Ministry of Education;

         1.2)     To promote the IT-based elementary/secondary school education;

         1.3) To expedite realization of the Ministry of Education's established objectives related to IT education;

         1.4) To serve the established project on assistance to "disadvantaged regions" undertaken by the Ministry of Education, and of the distance learning resources service center undertaken by the National Center for Audio/Visual Education.

2. To achieve the above objectives, a "Leading Group" is to be established by the National Center for Audio/Visual Education, distance learning experts and Tengtu Company, with a special Office set up under this Group. This Group will draft and confirm the implementation plan and the Office will be responsible for the plan's specific implementation work.

3.       Main Contents of Operation Morning Sun and Major Tasks in year 2000

         3.1) To strive to commence exemplary sites in 1 to 2 provinces as soon as possible, and on the foundation of these sites, to fully carry out the Operation Morning Sun in 10 provinces or so.

         3.2) In the name of the National Center for Audio / Visual Education, delegate "the year 2000 work plan of the Operation Morning Sun" to all the Provincial Centers for Audio / Visual Education and strive to complete the implementation of 3,000 schools or so towards the end of December, 2000.

         3.3) The "Operation Morning Sun" will be carried out at the contemporary educational technology experimental elementary / secondary schools and related provincial experimental school centers, all of which possess the basic computer equipment or digital classroom environment. Related training will be undertaken at training centers authorized by the National Center for Audio / Visual Education.

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4.       Support and Services provided to the Operation Morning Sun by Tengtu

         4.1 Tengtu will donate a total worth of RMB 10,500 of Microsoft System software ( NT Server 4.0, SQL Server 7.0, Exchange Server 5.5, Proxy Server 2.0, including legal authorization for 30 users ) to 3,000 schools, all of which are using the Tengtu Application Platform;

         4.2 The Tengtu Application Platform installed in the 3,000 schools, at special favorable price ( RMB 15,000 per set ), include:

                  a)    Compulsory IT courses and examination contents
                        stipulated by the Ministry of Education;
                  b)    Teachers / Students exchange, schools / families
                        exchange, schools / schools exchange, schools / resource centers exchange;
                  c) Establishment of Distance Learning platform and progress of Distance Learning;
                  d) Functions of the multimedia digital classroom and classroom network or campus network;
                  e) Establishment of the on-campus digital teaching resources data base, including the 3G teaching resources;
                  f)    Free upgrade and installation.

         4.3 Provide legal authorization for Windows 98 (2nd Edition ) and Office 2000 at a favorable price of RMB 200 per set.

         4.4 Tengtu's Application Platform shall have endorsement from the National Center for Audio / Visual Education and packaging of the product shall be supervised by the National Center for Audio / Video Education.

5. The National Center for Audio / Visual Education will be responsible for the reimbursement for related Operation Morning Sun products ( Tengtu Application Platform, Windows 98 and Office 2000 ) and separate accounts will be set up. The balance will be transferred to the Tengtu account according to the agreed distribution ratio. Tengtu will be fully responsible for the cost of promotion and sales of the related Operation Morning Sun products, including, but not limited to, the cost of transportation, board & lodging, services and postage for the personnel of the National Center for Audio / Visual Education.

6. Distribution of profit between the National Center for Audio / Visual Education and Tengtu is as follows: the National Center for Audio / Visual Education will get 10% of the total reimbursement for the Tengtu Application Platform. To sell 3,000 sets, the National Center for Audio / Visual Education will have a total income of RMB 4.5 million.
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7.       Tengtu will provide 80,000 sets of Windows 98 ( 2nd Edition ) and
         Office 2000 to the 3,000 schools covered by Operation Morning Sun at a special favorable price of RMB 200 per set. The National Center for Audio / Visual Education will get 50% of the total reimbursement, up to RMB 8 million on completion of the Zhou Yang Action Plan.

8. Sales of the related Operation Morning Sun products involves the profit for the Provincial Centers for Audio / Visual Education. The "Leading Group" will confirm matters related to the distribution of profit for these organizations later.

9. Tengtu will arrange with Microsoft and Legend China Digital Company to train 3,000 IT system administrators and teachers from the 3,000 schools.

10.      The following system related to work is confirmed:

         10.1) Main personnel of the Leading Group and Leading Group Office will convene on regular basis to discuss related works;
         10.2) Both parties will stipulate and implement related work details;
         10.3)    Communicate with Provincial Centers for Audio / Visual to
                  coordinate testing works before October 20, 2000;
         10.4)    Organize specialists to carry out commissioning by stages on completion of the first stage of the "Operation Morning Sun" in January, 2001.
         10.5) On the foundation of the first stage of the "Operation Morning Sun", both parties will discuss and stipulate the second-stage construction scheme.
         10.6) According to the requirements of the National Center for Audio / Visual Education, certain related provincial centers for audio / visual education and schools will be awarded, encouraged, praised and publicized in March, 2001.

11.      This agreement is effective until December 30, 2001.

National Center for Audio / Visual Education


Representative ( signature and official seal )
September 20, 2000


Tengtu Culture & Education Electronics Development Co. Ltd.


Representative ( signature and official seal )
September 20, 2000
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